[DRAFT 10/26/04]

Exhibit 99.4

BankFinancial, F.S.B.

PROPOSED MAILING AND INFORMATIONAL MATERIALS

INDEX

1.	Dear Member Letter*

2.	Dear Member Letter for Non Eligible States

3.	Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

4.	Dear Potential Investor Letter*

5.	Dear Customer Letter - Used as a Cover Letter for States Requiring “Agent” Mailing*

6.-10.	Proxy and Stock Q&A*

11.	Proxy Request Letter (immediate follow-up)

12.	Proxy Request

13.	Stock Order/Certification Form (page 1 of 2)*

14.	Stock Order/Certification Form (page 2 of 2)*

15.	Stock Order Form Guidelines*

16.	Mailing Insert/Lobby Poster

17.	Invitation Letter - Informational Meetings

18.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

19.	Dear Charter Shareholder - Confirmation Letter

20.	Dear Interested Investor - No Shares Available Letter

21.	Welcome Shareholder Letter - For Initial Certificate Mailing

22.	Dear Interested Subscriber Letter - Subscription Rejection

23.	Letter for Sandler O’Neill Mailing to Clients*

*	Accompanied by a Prospectus

Note:	Items 1 through 15 are produced by the Financial Printer and Items 16 through 23 are produced by the conversion center.

[BankFinancial, F.S.B.]

Dear Member:

The Board of Directors of BankFinancial MHC, Inc. has voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. We are converting so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed [COLOR] postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which BankFinancial, F.S.B. acts as trustee and we do not receive a proxy from you, BankFinancial, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of BankFinancial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describe the stock offering and the operations of BankFinancial, F.S.B. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with BankFinancial, F.S.B.) to BankFinancial, F.S.B. in the enclosed YELLOW postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Bank. Your order must be physically received by BankFinancial, F.S.B. no later than 12:00 noon Central time on             , December     , 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Retirement Plan at BankFinancial, F.S.B. to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than BankFinancial, F.S.B. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[BankFinancial, F.S.B.]

Dear Member:

The Board of Directors of BankFinancial MHC, Inc. has voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. We are converting so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan for which BankFinancial, F.S.B. acts as trustee and we do not receive a proxy from you, BankFinancial, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of BankFinancial Corporation, or (2) an agent of BankFinancial Corporation to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[BankFinancial, F.S.B.]

Dear Friend of BankFinancial F.S.B.:

The Board of Directors of BankFinancial MHC, Inc. has voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. We are converting so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of BankFinancial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of BankFinancial, F.S.B. If you wish to purchase stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with BankFinancial, F.S.B.) to BankFinancial, F.S.B. in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service office of the Bank. Your order must be physically received by BankFinancial, F.S.B. no later than 12:00 noon Central time on             , December     , 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.

Sincerely,

F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[BankFinancial Corporation]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by BankFinancial Corporation. We are raising capital to support BankFinancial, F.S.B.’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about BankFinancial’s operations and the proposed stock offering by BankFinancial Corporation. Please read it carefully prior to making an investment decision.

STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for common stock and return it, together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with BankFinancial, F.S.B.) to BankFinancial, F.S.B. in the enclosed postage-paid envelope. Your order must be physically received by BankFinancial, F.S.B. no later than 12:00 noon Central time on             , December     , 2004.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the plan of conversion and reorganization or the prospectus, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P. Letterhead]

Dear Customer of BankFinancial, F.S.B.:

At the request of BankFinancial, F.S.B, we have enclosed material regarding the offering of common stock of BankFinancial Corporation in connection with the plan of conversion and reorganization whereby BankFinancial MHC, Inc. will convert from the mutual holding company form of organization to the fully stock form. These materials include a prospectus and a stock order and certification form, which offer you the opportunity to subscribe for shares of common stock of BankFinancial Corporation.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed and signed stock order and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with BankFinancial, F.S.B.) to BankFinancial, F.S.B. in the accompanying YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Your order must be physically received by BankFinancial, F.S.B. no later than 12:00 noon Central time on             , December     , 2004. If you have any questions after reading the enclosed material, please call the conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

Questions

& Answers

About the

Conversion &

Reorganization

BankFinancial Corporation

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Proposed holding company for

BankFinancial, F.S.B.

QUESTIONS AND ANSWERS

About the Plan of Conversion and Reorganization

The Board of Directors of BankFinancial MHC, Inc. has voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. As part of this reorganization, BankFinancial MHC, the mutual holding company parent of BankFinancial Corporation, will be merged into BankFinancial, F.S.B., and BankFinancial MHC will no longer exist. BankFinancial Corporation, which owns 100% of BankFinancial, F.S.B., will be succeeded by a new Maryland corporation with the same name. Pursuant to the terms of the plan, BankFinancial Corporation will be offering its shares of common stock for sale. We are reorganizing so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

It is necessary for the Bank to receive a majority of the outstanding votes in favor of the plan of conversion and reorganization, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed [COLOR] postage-paid envelope marked “PROXY RETURN.” YOUR BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN OF CONVERSION AND REORGANIZATION AND TO RETURN YOUR PROXY TODAY.

Effect on Deposits and Loans

Q.	Will the reorganization affect any of my deposit accounts or loans?

A.	No. The reorganization will have no affect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

About Voting

Q.	Who is eligible to vote on the plan of conversion and reorganization?

A.	Depositors of the Bank and certain borrowers as of the close of business on , 2004 (the “Voting Record Date”).

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the [COLOR] postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositors are not required to vote. However, because the reorganization will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all depositors to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return ALL proxy cards that you received.

Q.	Does my vote for reorganization mean that I must buy common stock of BankFinancial Corporation?

A.	No. Voting for the plan of reorganization does not obligate you to buy shares of common stock of BankFinancial Corporation.

Q.	Are two signatures required on the proxy of a joint account?

A.	Only one signature is required, but both parties should sign if possible.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing the card.

About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	What are the priorities for purchasing the common stock?

A.	The common stock of BankFinancial Corporation will be offered in the subscription offering in the following order of priority:

•	Eligible Account Holders (depositors with accounts totaling $50 or more as of March 31, 2003).

•	Employee Plans (tax-qualified employee stock benefit plans) of BankFinancial, F.S.B.

•	Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more as of September 30, 2004).

•	Other Members (depositors and certain borrowers as of the close of business on , 2004, “the Voting Record Date”).

Upon completion of the subscription offering, common stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a community offering and then to the general public in a syndicated community offering.

Q.	Will any account I hold with BankFinancial, F.S.B. be converted into stock?

A.	No. All accounts remain as they were prior to the reorganization. As an eligible account holder, supplemental eligible account holder or voting depositor, you receive priority over the general public in exercising your right to subscribe for shares of common stock.

Q.	Will I receive a discount on the price of the stock?

A.	No. The price of the stock is the same for customers, directors, officers, employees of BankFinancial, F.S.B. and the general public.

Q.	How many shares of stock are being offered, and at what price?

A.	BankFinancial Corporation is offering for sale 17,250,000 shares of Common Stock at a subscription price of $10.00 per share. Under certain circumstances, BankFinancial Corporation may sell up to 19,837,500 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is 25 shares. As more fully discussed in the plan of reorganization outlined in the prospectus, the maximum purchase by any person in the subscription or community offering is $500,000 (50,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $750,000 (75,000 shares) of common stock offered in the offering.

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service office of BankFinancial, F.S.B. or by mail in the YELLOW postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to a walk up or drive through window located at any of the Bank’s offices.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order or withdrawal from your deposit account at the Bank.

Q.	When is the deadline to subscribe for stock?

A.	An executed order form and certification form with the required full payment must be physically received by the Bank no later than 12:00 noon. Central time on , December , 2004.

Q.	Can I subscribe for shares using funds in my IRA/Qualified Retirement Plan at the Bank?

A.	Federal regulations do not permit the purchase of common stock with your existing IRA or Qualified Retirement Plan at the Bank. To use such funds to subscribe for common stock, you need to establish a “self-directed” trust account with an outside trustee. Please call our conversion center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Am I guaranteed to receive shares by placing an order?

A	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled. Please refer to the section of the prospectus entitled “The Conversion.”

Q.	Will payments for common stock earn interest until the offering closes?

A.	Yes. Any payments made by check or money order will earn interest at the Bank’s passbook rate from the date of receipt to the completion or termination of the reorganization. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	We will consider the payment of a cash dividend no earlier than the completion of the first full calendar quarter following the completion of the offering.

Q.	Will my stock be covered by deposit insurance?

A.	No. The common stock cannot be insured by the Federal Deposit Insurance Corporation or any other government agency nor is it insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, or BankFinancial Corporation.

Q.	Where will the stock be traded?

A.	Upon completion of the reorganization, BankFinancial Corporation expects the stock to trade on the Nasdaq National Market under the symbol “BFIN”.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q.	What if I have additional questions or require more information?

A.	BankFinancial, F.S.B.’s proxy statement and prospectus describe the plan of conversion and reorganization in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the conversion center. To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial, MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[BankFinancial]

Dear Depositor:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Director of BankFinancial MHC, Inc. has voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. We are converting so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Retirement Plan account for which BankFinancial, F.S.B. acts as trustee and we do not receive a proxy from you, BankFinancial, F.S.B., as trustee for such account, intends to vote in favor of the plan of reorganization on your behalf. If you have more than one account you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

F. Morgan Gasior
Chairman of the Board,
Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

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WE NEED YOUR VOTE

Dear Customer of BankFinancial, F.S.B.:

Your vote on our plan of reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account you may receive more that one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of it. Your deposit accounts or loans with BankFinancial, F.S.B. will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy form. If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Sincerely,

BankFinancial, F.S.B.

Please vote today by returning all proxy forms received.

If you have more than one account you may receive more that one proxy.

Please complete and mail all proxies you receive.

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Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

[BankFinancial, F.S.B.]

, 2003

Dear                     :

The Boards of Directors of BankFinancial MHC and BankFinancial Corporation have voted in favor of the plan of conversion and reorganization whereby BankFinancial MHC will convert from the mutual holding company form of organization to the fully stock form. We are reorganizing so that BankFinancial, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To learn more about the reorganization and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on         at 7:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center at xxx-xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

Sincerely,

F. Morgan Gasior
Chairman of the Board,
Chief Executive Officer and President

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

[BankFinancial Corporation]

, 2004

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common stock in BankFinancial Corporation.

At this time, we cannot confirm the number of shares of BankFinancial Corporation common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion and reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at xxx-xxx-xxxx.

Sincerely,

BankFinancial Corporation Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[BankFinancial Corporation]

, 2004

Dear Charter Stockholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on January             , 2004; this is your stock purchase date. Trading will commence on the Nasdaq National Market under the symbol “BFIN” on             January             , 2004.

Thank you for your interest in BankFinancial Corporation. Your stock certificate will be mailed to you shortly.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[ BankFinancial, Corporation]

, 2004

Dear Interested Investor:

We recently completed our subscription and direct community offerings. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in BankFinancial Corporation and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol “BFIN”.

Sincerely,

BankFinancial Corporation Conversion Center

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[ BankFinancial Corporation]

, 2004

Welcome Stockholder:

We are pleased to enclose the stock certificate that represents your share of ownership in BankFinancial Corporation, the holding company of BankFinancial, F.S.B. The shares of common stock will be quoted on the Nasdaq National Market under the symbol “BFIN”

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

XXXXXXXX XXXXX

Investor Relations Department

XX XXXXXX XX

XXXXXXX, XXXXXX XXXXX-XXXX

1 (800) XXX-XXXX

email: XXXX@XXXX.com

Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Boards of Directors of BankFinancial Corporation, BankFinancial, F.S.B. and our employees, I would like to thank you for supporting our offering.

Sincerely,

F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President

The shares of common stock offered in the conversionn are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[BankFinancial Corporation]

, 2003

Dear Interested Subscriber:

We regret to inform you that BankFinancial, F.S.B. and BankFinancial Corporation, the holding company for BankFinancial, F.S.B., have decided not to accept your order for shares of BankFinancial Corporation common stock in our direct community offering. This action is in accordance with our plan of conversion and reorganization which gives BankFinancial, F.S.B. and BankFinancial Corporation the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

Sincerely,

BankFinancial Corporation Conversion Center

(Printed by Conversion Center)

[Sandler O’Neill & Partners, L. P. Letterhead]

, 2003

To Our Friends:

We are enclosing the offering material for BankFinancial Corporation, the proposed holding company for BankFinancial, F.S.B., which is now in the process of reorganizing from the mutual to the stock form of organization.

Sandler O’Neill & Partners, L.P. is managing the subscription offering, which will conclude at 12:00 noon Central time on December xx, 2004. Sandler O’Neill is also providing conversion agent and proxy solicitation services for BankFinancial, F.S.B. In the event that all the stock is not sold in the subscription offering and direct community offering, Sandler O’Neill will form and manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of [Insert states not cleared in], are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sincerely,

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by BankFinancial, F.S.B., BankFinancial MHC, Inc., BankFinancial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)